SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------
                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        CONSOLIDATED NATURAL GAS COMPANY
             (Exact name of registrant as specified in its charter)

           DELAWARE                                            13-0596475
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                         CNG Tower, 625 Liberty Avenue,
                       Pittsburgh, Pennsylvania 15222-3199
                    (Address of principal executive offices)

                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(b) OF THE ACT

Title of each class                        Name of each exchange on which
 to be registered                          each class is to be registered

6.80% Debentures                           New York Stock Exchange
Due December 15, 2027

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. /X/


     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /

                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(g) OF THE ACT

                                      None
                                (Title of class)


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Item 1.           Description of Registrant's Securities to be
                  Registered.

                  The title of the securities registered hereby is 6.80% Debentures Due December 15, 2027. The description of such securities is hereby incorporated by reference to the material set forth under the captions (i) "Supplemental Description of the New Debentures" in the Prospectus Supplement dated December 9, 1997 ("Prospectus Supplement") to the Prospectus dated July 11, 1997 ("Prospectus") and (ii) "Certain Terms and Descriptions of Debt Securities and Indenture" in the Prospectus which constitutes a part of the Registration Statement on Form S-3, File No. 333-25347, filed under the Securities Act of 1933, as amended (the "Act"). The Prospectus and Prospectus Supplement were filed with the Commission via EDGAR pursuant to Rule 424(b) under the Act on December 11, 1997 and are hereby incorporated by reference.

Item 2.           Exhibits.

                  1. Indenture, dated as of April 1, 1995, between the Registrant and United States Trust Company of New York, as Trustee, which is incorporated by reference herein from the Registration Statement on Form 8-A filed by the Registrant on April 21, 1995.

                  2. Securities Resolution No. 4 of the Registrant, dated as of December 9, 1997, which establishes the terms of the Debentures.



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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   CONSOLIDATED NATURAL GAS COMPANY
                                        (Registrant)


                                   By: /s/ D. M. Westfall
                                       --------------------------------
                                          D. M. Westfall
                                          Senior Vice President
                                          and Chief Financial Officer

Dated:  December 10, 1997


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                                  EXHIBIT INDEX

Exhibit No.                       Description

    1 Indenture, dated as of April 1, 1995, between the Registrant and United States Trust Company of New York, as Trustee, which is incorporated by reference herein from the Registration Statement on Form 8-A filed by the Registrant on April 21, 1995.

    2 Securities Resolution No. 4 of the Registrant, dated as of December 9, 1997, which establishes the terms of the Debentures.